Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended March 31, 2015 and

Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 05/11/2015 – TICC Capital Corp. (NasdaqGS: TICC) (the “Company,” “we,” “us,” or “our”) announced today its financial results for the quarter ended March 31, 2015, and announced a distribution of $0.29 per share for the second quarter of 2015.

HIGHLIGHTS

•	For the quarter ended March 31, 2015, we recorded GAAP net investment income of approximately $12.3 million, or approximately $0.21 per share. In the first quarter, we also recorded net realized capital losses of $6.7 million, and unrealized appreciation of $15.2 million. In total we had a net increase in net assets from operations of approximately $20.8 million, or $0.35 per share.

•	Our estimated distributable net investment income (“EDNII”) for the quarter ended March 31, 2015 was approximately $0.38 per share (including the effect of a $2.4 million reversal of net investment income incentive fees (equal to $0.04 per share), described below).

o	EDNII represents that portion of our estimated taxable net investment income available for distribution to our common shareholders attributable to any given period. The Company’s distribution policy is based, to a significant extent, on our EDNII.

•	During the quarter we changed the methodology that we use to account for investment income from our CLO equity investments. Starting this quarter, we have applied the effective yield method for determining such income under GAAP (as opposed to the dividend method used previously). The direct impact of the different methodology may generally result in less GAAP investment income but there will also be an equal and offsetting increase in unrealized appreciation, which results in no net effect on net increase in net assets from operations. However, we have determined that the total cumulative indirect effect of the difference between those two methodologies resulted in an approximate $2.4 million overstatement in net investment income incentive fees through December 31, 2014. That amount was reversed during the first quarter and repaid to us by our investment adviser on April 30, 2015. This adjustment accounted for approximately $0.04 per share of our first quarter net investment income.

•	Total investment income for the first quarter of 2015 amounted to approximately $21.7 million, which represents a decrease of approximately $6.8 million from the fourth quarter of 2014, primarily due to the change in accounting methodology described above.

o	For the quarter ended March 31, 2015, we recorded investment income from our portfolio as follows:

•	approximately $13.2 million from our debt investments,

•	approximately $8.2 million from our CLO equity investments,

•	approximately $0.3 million from all other sources.

o	While reportable GAAP earnings from our CLO equity class investments for the three months ended March 31, 2015 was approximately $8.2 million, we received or were entitled to receive approximately $18.5 million in distributions. Our experience has been that cash flows have historically represented a reasonable estimate of CLO equity investment taxable earnings. In general, we currently expect our annual taxable income to be higher than our GAAP earnings on the basis of the difference between cash distributions actually received (and record date distributions to be received) and the effective yield income, and our distribution policy will be based upon our estimate of that taxable income (as required for a regulated investment company).

o	Our weighted average credit rating on a fair value basis was 2.1 at the end of the first quarter of 2015 (compared to 2.1 at the end of the fourth quarter of 2014).

o	As of the end of the first quarter of 2015 we had no loans held on non-accrual status.

•	Our operating expenses for the quarter ended March 31, 2015 were approximately $9.4 million (including the effect of the $2.4 million net investment income incentive fee reversal, described above), compared to total expenses of approximately $15.8 million for the quarter ended December 31, 2014 (which included non-recurring costs of approximately $3.1 million in connection with the accelerated redemption of the secured notes issued by TICC CLO LLC).

•	Our Board of Directors has declared a distribution of $0.29 per share for the second quarter of 2015.

o	Payable Date: June 30, 2015

o	Record Date: June 16, 2015

•	As of March 31, 2015, the weighted average yield of our debt investments stood at approximately 7.7%, compared with 7.8% as of December 31, 2014.

•	As of March 31, 2015, the weighted average effective yield (GAAP) of CLO investments at cost was approximately 11.4%.

•	As of March 31, 2015, the weighted average yield of cash income producing CLO equity investments at cost was approximately 26.1%, compared with 23.3% as of December 31, 2014.

o	We note that the yield calculated on the CLO equity investments is based on the cash distributions we received or were entitled to receive at each respective period end and excludes the CLO equity investments which have not yet made their inaugural payment.

•	As of March 31, 2015, net asset value per share was $8.72 compared with the net asset value per share as of December 31, 2014 of $8.64.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income and its ratio to net assets, which are non-GAAP measures. These measures are provided in addition to, but not as a substitute for, net investment income. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. It should be noted that the current description of core net investment income differs from prior descriptions due to the change in the method of accounting for CLO equity investment income, effective January 1, 2015. Core net investment income represents net investment income adjusted for additional taxable income on our CLO equity investments and also excludes our capital gains incentive fee.

Income from CLO equity investments, for generally accepted accounting purposes, is recorded using the effective yield method. This method requires the calculation of an effective yield to expected maturity based upon an estimation of the amount and timing of future cash flows, including recurring cash flows as well as future principal payments; the difference between the actual cash received (and record date distributions to be received), and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity investments in the GAAP statement of operations differs from the estimated taxable net investment income (which is generally based upon the cash distributions actually received and record date distributions to be received by us during the period), and the resulting difference is referred to below as “CLO equity additional estimated taxable income.” In addition, since the capital gains incentive fee, for generally accepted accounting purposes, is based on the hypothetical liquidation of the entire portfolio (and as any capital gains incentive fee may be non-recurring), such fees are excluded when calculating core net investment income. We believe that core net investment income is a useful indicator of performance during this period. Further, because the RIC requirements are to distribute taxable earnings, and capital gains incentive fees may not be fully currently tax deductible, core net investment income provides a better indication of estimated taxable income for the period.

The following tables provide a reconciliation of net investment income to core net investment income (for the three months ended March 31, 2015 and 2014, respectively):

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$12,303,917	$0.21	$17,758,187	$0.33
CLO equity additional estimated taxable income...	10,331,053	0.17	-	-
Capital gains incentive fee	-	-	(2,178,731)	(0.04)
Core net investment income	$22,634,970	$0.38	$15,579,456	$0.29

We will host a conference call to discuss our first quarter results today, Monday, May 11, 2015 at 10:00 AM ET. Please call 888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 10065540.

A presentation containing further detail regarding our year-end and quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended March 31, 2015, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2015	December 31, 2014
ASSETS
Non-affiliated/non-control investments (cost: $988,270,048 @ 3/31/15; $999,433,538 @12/31/14)	$968,954,448	$967,612,035
Affiliated investments (cost: $7,340,200 @ 3/31/15; $4,268,722 @ 12/31/14)	7,340,003	1,585,303
Control investments (cost: $16,750,000 3/31/15; $16,800,000@ 12/31/14)	14,910,000	14,960,000
Total investments at fair value (cost: $1,012,360,248 @ 3/31/15; $1,020,502,260 @ 12/31/14)	991,204,451	984,157,338
Cash and cash equivalents	15,972,044	20,505,323
Restricted cash	26,019,640	20,576,250
Deferred debt issuance costs	5,317,720	5,669,747
Interest and distributions receivable	16,075,476	11,442,289
Securities sold not settled	4,357,812	—
Due from affiliates	2,372,564	—
Other assets	229,858	290,245
Total assets	$1,061,549,565	$1,042,641,192

LIABILITIES
Accrued interest payable	$4,904,100	$2,596,564
Investment advisory fee payable to affiliate	5,328,452	6,183,486
Securities purchased not settled	26,167,597	11,343,179
Accrued expenses	914,093	629,127
Credit facility	150,000,000	150,000,000
Notes payable – TICC CLO 2012-1 LLC, net of discount	236,184,827	236,075,775
Convertible senior notes payable	115,000,000	115,000,000
Total liabilities	538,499,069	521,828,131

COMMITMENTS AND CONTINGENCIES (Note 14)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 59,987,986 and 60,303,769 shares issued and outstanding, respectively	599,880	603,038
Capital in excess of par value	620,635,767	623,018,818
Net unrealized depreciation on investments	(21,155,797)	(36,344,922)
Accumulated net realized losses on investments	(69,885,114)	(63,212,472)
Distributions in excess of investment income	(7,144,240)	(3,251,401)
Total net assets	523,050,496	520,813,061
Total liabilities and net assets	$1,061,549,565	$1,042,641,192
Net asset value per common share	$8.72	$8.64

TICC CAPITAL CORP.CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$12,820,897	$12,658,228
Income from securitization vehicles and investments	8,163,181	15,051,235
Commitment, amendment fee and other income	372,617	605,619
Total investment income from non-affiliated/non-control investments	21,356,695	28,315,082
From affiliated investments:
Interest income – debt investments	47,449	—
Total investment income from affiliated investments	47,449	—
From control investments:
Interest income – debt investments	338,857	341,766
Total investment income from control investments	338,857	341,766
Total investment income	21,743,001	28,656,848
EXPENSES
Compensation expense	479,653	415,203
Investment advisory fees	5,010,243	4,956,646
Professional fees	605,852	730,438
Interest expense and other debt financing expenses	4,942,358	4,907,648
General and administrative	455,333	392,678
Total expenses before incentive fees	11,493,439	11,402,613
Net investment income incentive fees	(2,054,355)	1,674,779
Capital gains incentive fees	—	(2,178,731)
Total incentive fees	(2,054,355)	(503,952)
Total expenses	9,439,084	10,898,661
Net investment income	12,303,917	17,758,187
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	7,564,250	(2,851,095)
Affiliated investments	7,624,875	—
Control investments	—	(740,000)
Total net change in unrealized appreciation/depreciation on investments	15,189,125	(3,591,095)
Net realized gains/(losses) on investments
Non-Affiliated/non-control investments	89,686	(906,962)
Affiliated investments	(6,762,328)	—
Total net realized gains/(losses) on investments	(6,672,642)	(906,962)
Net increase in net assets resulting from operations	$20,820,400	$13,260,130
Net increase in net assets resulting from net investment income per common share:
Basic	$0.21	$0.33
Diluted	$0.20	$0.30
Net increase in net assets resulting from operations per common share:
Basic	$0.35	$0.24
Diluted	$0.32	$0.23
Weighted average shares of common stock outstanding:
Basic	60,017,042	54,376,444
Diluted	70,050,194	64,409,596
Distributions declared per share	$0.27	$0.29

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31, 2015 (unaudited)	Three Months Ended March 31, 2014 (unaudited)
Per Share Data
Net asset value at beginning of period	$8.64	$9.85
Net investment income(1)(3)	0.21	0.33
Net realized and unrealized capital gains (losses)(2)(3)	0.13	(0.09)
Total from net investment operations	0.34	0.24
Distributions per share from net investment income	(0.27)	(0.29)
Distributions based on weighted average share impact	—	(0.02)
Total distributions(4)	(0.27)	(0.31)
Effect of shares repurchased, gross	0.01	—
Net asset value at end of period	$8.72	$9.78
Per share market value at beginning of period	$7.53	$10.34
Per share market value at end of period	$6.92	$9.78
Total return(5)	(4.52)%	(2.61)%
Shares outstanding at end of period	59,987,986	60,213,623

Ratios/Supplemental Data
Net assets at end of period (000’s)	$523,050	$589,109
Average net assets (000’s)	$520,959	$532,398
Ratio of expenses to average net assets(6)	7.25%	8.19%
Ratio of net investment income, to average net assets(6)	9.45%	13.34%

________

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	During the first quarter of 2015, the Company identified a non-material error in its accounting for income from CLO equity investments. Prospectively as of January 1, 2015, the Company records income from its CLO equity investments using the effective yield method in accordance with the accounting guidance in ASC 325-40, Beneficial Interests in Securitized Financial Assets, based upon an estimation of an effective yield to maturity utilizing assumed cash flows. An out-of-period adjustment to net investment income incentive fees, in the amount of $2.4 million, is reflected in the first quarter of 2015. Prior period amounts are not materially affected.
(4)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The tax character of distributions will be determined at the end of the fiscal year.
(5)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(6)	Annualized.
(7)	The following table provides supplemental performance ratios (annualized) measured for the quarters ended March 31, 2015 and March, 2014:

Ratio of expenses before incentive fees, to average net assets	8.83%	8.57%
Ratio of net investment income incentive fees, to average net assets	(1.58)%	1.26%
Ratio of capital gains incentive fees, to average net assets	—	(1.64)%
Ratio of expenses, excluding interest expense, to average net assets	3.45%	4.50%

About TICC Capital Corp.

   TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.